EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-75781, 333-31060, 033-49956, 033-49956-99, 333-26813, 333-26813-99, 333-127951) of El Paso Corporation of our report dated June 29, 2006, except as to Notes 2 and 4, which are as of June 22, 2007, relating to the financial statements of El Paso Corporation Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
June 22, 2007